Exhibit 99.01

Contacts:	Investors	Media
	Matt Rhodes	Diane Carlini
	Intuit Inc.	Intuit Inc.
	650-944-2536	650-944-6251
	matthew_rhodes@intuit.com	diane_carlini@intuit.com

Intuit Updates Second-quarter Outlook
Due to Late Start of Tax Season; Reiterates Full-year Guidance

MOUNTAIN VIEW, Calif. - Feb. 7, 2013 -- Intuit Inc. (Nasdaq: INTU) today announced it expects an additional shift of tax revenue and GAAP and non-GAAP operating income from its second fiscal quarter to its third fiscal quarter due to the late passage of tax legislation and the Internal Revenue Service's delay in opening e-file. The company's second fiscal quarter ended Jan. 31. The third quarter ends April 30. All other business segments performed within Intuit's expectations for the second quarter.
Intuit expects to report second-quarter revenue of $960 million to $965 million; GAAP operating income of $85 million to $90 million; and non-GAAP operating income of $145 million to $150 million.
In a typical year, the IRS begins accepting returns by mid-January. This year the IRS did not begin accepting any returns until Jan. 30, just two days before the end of Intuit's second fiscal quarter.
The late start is not expected to affect full-year revenue or operating income for Intuit or the Consumer Tax and Accounting Professionals business segments. Intuit reiterated full-year revenue and operating income guidance. For fiscal year 2013, the company expects revenue growth of 10 to 12 percent; GAAP operating income growth of 12 to 14 percent; and non-GAAP operating income growth of 12 to 14 percent.
"The season began substantively later this year than prior years, but the initial results we've seen in early February give us confidence that we are on track,” said Dan Maurer, senior vice president and general manager of Intuit's consumer group.  “Early indicators, including Web traffic, are trending in the right direction.”

Intuit Updates Second Quarter Outlook: Reiterates Full year Guidance

The company will announce second-quarter results and will issue the first of three season-to-date unit updates for its consumer tax products and services on Feb. 21.

About Intuit Inc.
Intuit Inc. is a leading provider of business and financial management solutions for small and mid-sized businesses; financial institutions, including banks and credit unions; consumers and accounting professionals. Its flagship products and services, including QuickBooks®, Quicken® and TurboTax®, simplify small business management and payroll processing, personal finance, and tax preparation and filing. ProSeries® and Lacerte® are Intuit's leading tax preparation offerings for professional accountants. Intuit Financial Services helps banks and credit unions grow by providing on-demand solutions and services that make it easier for consumers and businesses to manage their money.
            Founded in 1983, Intuit had annual revenue of $4.15 billion in its fiscal year 2012. The company has approximately 8,500 employees with major offices in the United States, Canada, the United Kingdom, India and other locations. More information can be found at www.intuit.com.

About Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the section of the accompanying Table 1 titled "About Non-GAAP Financial Measures."

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including forecasts of Intuit's future expected financial results for the second fiscal quarter of 2013 and the 2013 fiscal year and expected shifts in tax revenue as a result of the late tax legislation.
Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: inherent difficulty in predicting consumer behavior; difficulties in receiving, processing, or filing customer tax submissions; consumers may not respond as we expected to our advertising and promotional activities; product introductions and price competition from our competitors can have unpredictable negative effects on our revenue, profitability and market position; governmental encroachment in our tax businesses or other governmental activities or public policy affecting the preparation and filing of tax returns could negatively affect our operating results and market position; we may not be able to successfully innovate and introduce new offerings and business models to meet our growth and profitability objectives, and current and future offerings may not adequately address customer needs and may not achieve broad market acceptance, which could harm our operating results and financial condition; business interruption or failure of our information technology and communication systems may impair the availability of our products and services, which may damage our reputation and harm our future financial results; as we upgrade and consolidate our customer facing applications and supporting information technology infrastructure, any problems with these implementations could interfere with our ability to deliver our offerings; any failure to properly use and protect personal customer information and data could harm our revenue, earnings and reputation; if we are unable to develop, manage and maintain critical third party business relationships, our business may be

Intuit Updates Second Quarter Outlook: Reiterates Full year Guidance adversely affected; increased government regulation of our businesses may harm our operating results; if we fail to process transactions effectively or fail to adequately protect against potential fraudulent activities, our revenue and earnings may be harmed; any significant offering quality problems or delays in our offerings could harm our revenue, earnings and reputation; our participation in the Free File Alliance may result in lost revenue opportunities and cannibalization of our traditional paid franchise; the continuing global economic downturn may continue to impact consumer and small business spending, financial institutions and tax filings, which could negatively affect our revenue and profitability; year-over-year changes in the total number of tax filings that are submitted to government agencies due to economic conditions or otherwise may result in lost revenue opportunities; our revenue and earnings are highly seasonal and the timing of our revenue between quarters is difficult to predict, which may cause significant quarterly fluctuations in our financial results; our financial position may not make repurchasing shares advisable or we may issue additional shares in an acquisition causing our number of outstanding shares to grow; our inability to adequately protect our intellectual property rights may weaken our competitive position and reduce our revenue and earnings; our acquisition and divestiture activities may disrupt our ongoing business, may involve increased expenses and may present risks not contemplated at the time of the transactions; our use of significant amounts of debt to finance acquisitions or other activities could harm our financial condition and results of operation; and litigation involving intellectual property, antitrust, shareholder and other matters may increase our costs. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2012 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. Forward-looking statements are based on information as of February 7, 2013, and we do not undertake any duty to update any forward-looking statement or other information in these materials.
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Intuit Updates Second Quarter Outlook: Reiterates Full year Guidance

TABLE 1
INTUIT INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES
TO PROJECTED GAAP REVENUE AND OPERATING INCOME
(In millions, except per share amounts)
(Unaudited)

	Forward-Looking Guidance
	GAAP Range of Estimate				Non-GAAP Range of Estimate
	From	To	Adjmts		From	To
Three Months Ended January 31, 2013
Revenue	$960	$965	$—		$960	$965
Operating income	$85	$90	$60	[a]	$145	$150

Twelve Months Ending July 31, 2013
Revenue	$4,550	$4,650	$—		$4,550	$4,650
Operating income	$1,315	$1,345	$255	[b]	$1,570	$1,600

[a]
Reflects estimated adjustments for share-based compensation expense of approximately $47 million; amortization of acquired technology of approximately $6 million; and amortization of other acquired intangible assets of approximately $7 million.

[b]
Reflects estimated adjustments for share-based compensation expense of approximately $208 million; amortization of acquired technology of approximately $20 million; and amortization of other acquired intangible assets of approximately $27 million.

ABOUT NON-GAAP FINANCIAL MEASURES

This press release dated February 7, 2013 contains non-GAAP financial measures. Table 1 reconciles the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP operating income.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We exclude the following items from all of our non-GAAP financial measures:

•	Share-based compensation expense

•	Amortization of acquired technology

•	Amortization of other acquired intangible assets

•	Goodwill and intangible asset impairment charges

•	Professional fees for business combinations

Intuit Updates Second Quarter Outlook: Reiterates Full year Guidance

We believe that these non-GAAP financial measures provide meaningful supplemental information regarding Intuit's operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization, our individual operating segments or our senior management. Segment managers are not held accountable for share-based compensation expense, amortization, or the other excluded items and, accordingly, we exclude these amounts from our measures of segment performance. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

The following are descriptions of the items we exclude from our non-GAAP financial measures.

Share-based compensation expenses. These consist of non-cash expenses for stock options, restricted stock units and our Employee Stock Purchase Plan. When considering the impact of equity awards, we place greater emphasis on overall shareholder dilution rather than the accounting charges associated with those awards.

Amortization of acquired technology and amortization of other acquired intangible assets. When we acquire an entity, we are required by GAAP to record the fair values of the intangible assets of the entity and amortize them over their useful lives. Amortization of acquired technology in cost of revenue includes amortization of software and other technology assets of acquired entities. Amortization of other acquired intangible assets in operating expenses includes amortization of assets such as customer lists, covenants not to compete and trade names.

Goodwill and intangible asset impairment charges. We exclude from our non-GAAP financial measures non-cash charges to adjust the carrying values of goodwill and other acquired intangible assets to their estimated fair values.

Professional fees for business combinations. We exclude from our non-GAAP financial measures the professional fees we incur to complete business combinations. These include investment banking, legal and accounting fees.

The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in Table 1 include all information reasonably available to Intuit at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of businesses and goodwill and other asset impairments.